Exhibit 99.01

[SENTO'S LOGO]



               SENTO REPORTS FISCAL 2005 REVENUES OF $31.8 MILLION
                          $9 MILLION FOR FOURTH QUARTER
    - Full Year Revenues Rise 49% on Two-Quarter Contribution from Successful
                  Xtrasource Acquisition, 24% Organic Growth -
           - Early New Business Wins Give Solid Start to Fiscal 2006 -


AMERICAN FORK, Utah, April 26, 2005 - Sento Corporation (Nasdaq: SNTO), a right channeling solutions leader, reported results for its fiscal 2005 fourth quarter and year ended March 31, 2005.

The Company purchased the assets of Xtrasource, an advanced contact solution provider, with operations in Europe and the US, effective as of October 1, 2004. Accordingly, the results of Xtrasource are included in Sento's consolidated results for the 2005 third and fourth fiscal quarters and complete fiscal year, but not in prior periods.

For the fourth quarter of fiscal 2005, the Company reported consolidated revenues of $9 million, and a gross profit of $1.2 million. Sento experienced an operating loss of $717,792, which included $220,000 of expense due to a previously announced facilities consolidation, and $82,147 in amortization costs related to the Xtrasource acquisition. This loss was partially offset by a $110,982 benefit related to certain stock options that are considered variable under Generally Accepted Accounting Principles (GAAP), and are affected by fluctuations in the Company's stock price. Sento had previously forecasted it would experience an operating loss for the 2005 fourth quarter. The net loss attributable to common shareholders was $790,327 or $0.21 per diluted share.

For the fourth quarter of fiscal 2004, ended March 31, 2004; Sento reported revenues of $8 million and a gross profit of $1.8 million. The Company incurred an operating loss of $128,907, and a net loss attributable to common shareholders of $306,276 or $0.12 per diluted share. Sento's fiscal 2004 fourth quarter included a majority of the annual revenue contribution from a customer in a tax-related business whose high-margin contract was substantially completed at the end of April 2004.

For the full fiscal 2005 year, revenues were $31.8 million and the gross profit was $4.5 million. The Company incurred an operating loss of $1.6 million, which included the facilities consolidation expense, and a bad debt provision of $475,000 in the third quarter. This was partially offset by a $346,337 benefit also related to the Company's variable stock options. The net loss attributable to common shareholders was $1.8 million or $0.49 per diluted share. In the prior year, revenues were $21.4 million, gross profit was $3.3 million, the operating loss was $903,500 and the net loss attributable to common shareholders was $1.5 million or $0.63 per diluted share.

The Company ended fiscal 2005 with a strong balance sheet, with working capital of $5.5 million, cash and short-term investments of $5.7 million, and a long-term debt to equity ratio of 20% including the Xtrasource contingent earn-out.

Patrick F. O'Neal, President and CEO of Sento, commented, "Fiscal 2005 was a year of important progress for Sento. Our revenues surpassed $30 million as forecasted. We completed the acquisition of Xtrasource, which has exceeded our expectations as it has expanded our customer base and global footprint. We also laid out a clear roadmap for achieving profitability and realizing this Company's potential.

"Our 49% revenue growth for fiscal 2005 reflects the contribution of Xtrasource, as well as 24% organic growth at legacy Sento. I'm pleased to report that Xtrasource's fourth quarter revenue contribution matched that of the prior quarter. The consistency of their quarterly revenues should also help reduce our historic seasonality, although the third quarter remains our largest. Xtrasource also continued to be accretive to the 2005 fourth quarter.

"The benefits we are deriving from our acquisition of Xtrasource go well beyond these. With the direct presence and infrastructure we gained in Europe, we have been successful in recapturing a significant portion of the EMEA business of one of our largest US customers, as we announced separately today. We also won the EMEA business of ViewSonic, which the team at Xtrasource had targeted for some time. In the US, we are continuing to leverage the Xtrasource contact center in Raleigh, NC. We expanded a current customer program, adding a total of 85 seats for this center, completed a successful service intervention pilot that is moving into production for a major retailer, and started a similar pilot for another major corporation in the retail space. The revenue contribution from these programs, all well underway, will begin to be realized in the current first quarter.

"That's a total of four new business wins in a single quarter and a good start to the new fiscal year. We are continuing to assemble a strong sales and marketing team to further build our expanding pipeline of right channeling opportunities. We are also continuing to advance our technology platform and invested a total of $1.5 million in fiscal 2005 in contact center enhancements, in our right channeling platform and in a new Business Intelligence initiative designed to capitalize on this core competency of Sento."

Anthony Sansone, CFO, noted: "The cost-saving initiatives we announced last quarter are succeeding as scheduled, and as budgeted. The first phase of our Utah facilities' consolidation plan is finished. We will complete the move to a single contact center in Orem, Utah, during this first fiscal quarter. We also have completed minor workforce reductions associated with the Xtrasource acquisition as we realized economies of scale. Finally, the planned telecom cost reductions has been achieved. Accordingly, we are on track to realize an estimated $1 million in annual savings from these initiatives.

"Based on a new level of anticipated growth in 2006, we have decided to add a third work pod in Orem, which will accommodate approximately 120 seats. This will add approximately $200,000 annually to cost of sales beginning in the first quarter. The positive news is that we feel increasingly good about our growth prospects for this year.

"With our strategic plan established and its execution underway, our goals are to cross a new revenue threshold of $40 million for fiscal 2006 and to achieve operating profitability by the fiscal 2006 fourth quarter."

Please note: Such forward-looking statement is based on several assumptions, including but not limited to, the continuation of revenues from existing clients at current run-rates, no significant loss or reduction of business from existing clients and the acquisition of certain new business.

Mr. O'Neal added, "I am also pleased to report that we are moving forward with our first Spanish Language Contact Center choosing Albuquerque, New Mexico, as the first site. This initiative will create an on-shore contact center, staffed by fluent Spanish speakers and focused on serving the Spanish language community across the US. If we verify the market opportunity with the Albuquerque center, we plan to expand upon this initiative. We are in the process of looking for real estate, and are in the application process for up to $4 million of incentives set aside for this project by New Mexico.

Mr. O'Neal concluded, "Last quarter I stated that we had arrived at a defining moment for our Company and that our Board of Directors had approved a realistic plan for capitalizing on our market and technological advantages. We are moving steadfastly forward with that plan. Its strategic benefits are clear to us today and we look forward to seeing them reflected in our bottom line results as the year unfolds."

Mr. C. Lloyd Mahaffey, Sento's Chairman of the Board, stated, "The Board of Directors fully endorses management's strategic plan, and is satisfied that its execution is on target. We are confident that management is taking an effective path for realizing value for shareholders."

CONFERENCE CALL

Sento senior management will host a conference call, today, April 26 at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) to discuss fiscal 2005 fourth quarter results and the future outlook. To access the call, dial 816-650-0760 in or outside the US, five minutes before start time. The confirmation number is 40744898. In addition, this call will be Web cast by CCBN and can be accessed at Sento's Web site at: www.sento.com. The Web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The Web cast of this call will be available for two months by visiting one of CCBN's Web sites as stated above.

SENTO PROFILE

Sento Corporation (www.sento.com) is one of the industry's most innovative providers of outsourced customer support services. Sento employs right channeling to create custom solutions that integrate live support with the company's best-in-class software solutions. Sento's Customer Choice PlatformSM allows customers to make choices in communication channels from a range of web-enabled self-service options with live support available at every critical point. Sento focuses on the inter-relationship among voice, chat, email, self-service and web forums. Sento targets its customer acquisition, customer service and technical support solutions to a diversified portfolio of clients in multiple vertical segments. Sento's solutions can provide value-added customer support at significant cost reductions when compared to other, traditional outsourced models. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer support in 19 languages.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, goals, hopes or intentions regarding future events. Words such as "expects," "intends," "estimates," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's stock price has historically been volatile; difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company; variations in market and economic conditions; the effect on the Company's earnings of the repricing of options; the Company's dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB, as amended.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Anthony Sansone, CFO, Sento at 801-772-1410 or tony_sansone@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

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
                                        SENTO CORPORATION
                                        AND SUBSIDIARIES

                                             ASSETS

                                                                 March 31, 2005        March 31, 2004
                                                                 --------------        --------------
Current assets:
        Cash                                                    $     5,698,195       $     6,567,811
        Accounts receivable, net                                      4,326,315             4,632,111
        Other current assets                                            643,059               456,182
                                                                ---------------       ---------------
                Total current assets                                 10,667,569            11,656,104

Property and equipment, net                                           4,031,632             4,220,560
Intangible assets, net                                                1,229,607                     -
Other assets                                                            296,775               132,896
                                                                ---------------       ---------------
                Total Assets                                    $    16,225,583       $    16,009,560
                                                                ===============       ===============


                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
        Current portion of long-term debt and capital leases    $       745,699      $        728,357
        Accounts payable                                              2,110,013             1,334,409
        Accrued payroll and payroll taxes                             1,559,676               923,757
        Accrued liabilities and other                                   754,627             1,470,447
                                                                ---------------       ---------------
                Total current liabilities                             5,170,015             4,456,970

Long-term debt and capital leases, net of current portion               959,259               656,324
Accrued contingent consideration from business acquisition              907,898                     -
                                                                ---------------       ---------------
                Total liabilities                                     7,037,172             5,113,294

Stockholders' equity                                                  9,188,411            10,896,266
                                                                ---------------       ---------------
                Total Liabilities and Stockholders' Equity      $    16,225,583       $    16,009,560
                                                                ===============       ===============

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
                                                        SENTO CORPORATION
                                                        AND SUBSIDIARIES

                                         Condensed Consolidated Statements of Operations


                                                       Three Months Ended                       Year Ended
                                                -------------------------------      ---------------------------------
                                                   March 31,         March 31,          March 31,           March 31,
                                                     2005              2004               2005                2004
                                                -------------     -------------      -------------       -------------
Revenue                                         $   9,007,895     $   7,956,199      $  31,785,561       $  21,396,118

Cost of sales                                       7,809,756         6,184,554         27,252,379          18,071,787
                                                -------------     -------------      -------------       -------------

        Gross profit                                1,198,139         1,771,645          4,533,182           3,324,331

Product development                                         -                 -            292,303                   -

Selling, general and administrative expenses        1,724,766           663,191          5,090,976           2,665,723
Specific reserve for doubtful account                       -                 -            475,000                   -
Amortization of intangible assets                      82,147                 -            136,594                   -
Restructuring charge                                  220,000                 -            220,000                   -
Non-cash charge for valuation of warrants                   -                 -            239,558                   -

Stock-based compensation expense (benefit)           (110,982)        1,237,361           (346,337)          1,562,108
                                                -------------     -------------      -------------       -------------
        Operating loss                               (717,792)         (128,907)        (1,574,912)           (903,500)

Non-cash charge for valuation of warrants and
   conversion of debentures                            (3,131)          (77,383)           (13,568)           (228,162)

Other expense, net                                     (8,274)          (99,986)           (66,532)           (333,568)
                                                -------------     -------------      -------------       -------------
Net loss before income taxes                         (729,197)         (306,276)        (1,655,012)         (1,465,230)

Income taxes                                           61,130                 -            143,273                   -
                                                -------------     -------------      -------------       -------------
Net loss                                             (790,327)         (306,276)        (1,798,285)         (1,465,230)
Deemed divided as a result of warrant
modification                                                -                 -            (37,875)                  -
                                                -------------     -------------      -------------       -------------
Net loss attributable to common stockholders    $    (790,327)    $    (306,276)     $  (1,836,160)      $  (1,465,230)
                                                =============     =============      =============       =============

Basic and diluted net loss per share            $       (0.21)    $       (0.12)     $       (0.49)      $       (0.63)

Basic and diluted weighted average number of
   common and common equivalent shares
   outstanding                                      3,850,624         2,494,440          3,754,627           2,317,516


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
                                                        SENTO CORPORATION
                                                        AND SUBSIDIARIES

                                              Consolidated Statements of Cash Flows



                                                                                            Year Ended
                                                                                ----------------------------------
                                                                                  March 31               March 31
                                                                                    2005                   2004
                                                                                -------------        -------------
Cash flows from operating activities:
  Net loss                                                                      $  (1,798,285)       $  (1,465,230)
   Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation and amortization                                                  1,822,446            1,562,587
     Non-cash interest expense related to warrants issued with convertible
       debentures                                                                     253,126              228,162
     Stock based compensation on revaluation of stock options                        (346,337)           1,562,108
     Restructuring charge                                                             220,000                    -
     Revaluation of non-employee warrants issued for services                               -               22,917
     Loss on sale of short term investments                                                 -                    -
     Net loss on disposal of assets                                                       784                2,668
     Changes in operating assets and liabilities:
       Accounts receivable                                                          2,100,098           (1,783,248)
       Other assets                                                                     1,937             (214,882)
       Accounts payable                                                              (255,374)            (394,359)
       Other liabilities                                                             (477,071)             497,269
                                                                                -------------        -------------
         Net cash provided by operating activities                                  1,521,324               17,992
Cash flows from investing activities:
   Capital expenditures                                                            (1,230,222)          (1,309,442)
   Proceeds from sale of assets                                                         3,527                1,362
   Acquisition of Xtrasource                                                         (887,177)                   -
                                                                                -------------        -------------
         Net cash used in investing activities                                     (2,113,872)          (1,308,080)
Cash flows from financing activities:
  Proceeds from issuance of long-term debt                                          1,175,352              381,563
  Principal payments on long-term debt, capital leases, and credit line            (1,076,238)          (1,371,560)
  Proceeds received from debenture offering                                                 -              240,000
  Principal payments on debentures                                                          -             (765,270)
  Proceeds from issuance of common stock (including $627,364 of accrued                     -            6,670,198
     offering costs)
  Payment of accrued offering costs                                                  (627,364)                   -
  Proceeds from exercise of stock options, warrants and employee stock                412,193              119,631
  purchases
  Repurchase of common stock                                                         (203,681)                   -
                                                                                -------------        -------------
         Net cash provided by (used) in financing activities                         (319,738)           5,274,562

Effect of foreign currency translations                                                42,670                    -
                                                                                -------------        -------------
Net increase in cash and cash equivalents                                            (869,616)           3,984,474
Cash and cash equivalents at beginning of year                                      6,567,811            2,583,337
                                                                                -------------        -------------
Cash and cash equivalents at end of year                                        $   5,698,195        $   6,567,811
                                                                                =============        =============
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